UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2012

Coastal Carolina Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	333-152331	33-1206107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Oak Street, Myrtle Beach, South Carolina	29577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (843) 839-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 20, 2012, Coastal Carolina Bancshares, Inc. (the “Company”), announced the appointment of Mr. Laurence S. Bolchoz, Jr. as President and Chief Executive Officer of the Company, effective March 20, 2012, and of the Company’s wholly owned national bank subsidiary, Coastal Carolina National Bank (the “Bank”). Mr. Bolchoz’s appointment as Chief Executive Officer and President of the Bank is contingent upon the completion of a background check by the Bank’s primary federal regulator.

Mr. Bolchoz, age 47, has worked more than 25 years in the South Carolina banking industry. He has lived and worked in Myrtle Beach, SC since 1991. The last 14 years of his banking career have been spent at First Federal in Myrtle Beach, where he was most recently Senior Vice President and Grand Strand Market Executive, managing 20 financial centers throughout Horry and Georgetown Counties. Mr. Bolchoz is a graduate of Clemson University, where he obtained his Bachelor of Science in Administrative Management. He is also a graduate of the South Carolina Bankers School and the ABA Stonier National Graduate School of Banking. His community involvement includes service as Metro Board Chairman at the YMCA of Coastal Carolina, past Board Chairman of the Claire Chapin Epps Family YMCA, current Finance Committee Chairman/Past President of the Surfside Area Rotary Club, Leadership Grand Strand and active involvement in the United Way of Horry County.

In addition, on March 20, 2012, the Company and the Bank entered into a written employment agreement with Mr. Bolchoz. The initial term of the employment agreement is three years and is renewable. Mr. Bolchoz’s base salary will be $210,000 and he will be eligible for bonuses and incentives. Mr. Bolchoz will also receive 25,000 options to purchase the Company’s common stock in connection with his appointment as President and Chief Executive Officer. The options will have an exercise price of $10 per option, and the options will vest annually on a prorata basis for five years. Mr. Bolchoz is eligible to receive equity based compensation in each year of employment as determined by the Board of Directors. He will also be entitled to participate in retirement, health, dental, and other standard benefit plans and programs of the Company and the Bank applicable to employees generally or to senior executives. He will also be provided a cell phone, $650 per month automobile allowance, and use of the Bank’s Dunes Club membership.

A copy of Mr. Bolchoz’s employment agreement and the press release and shareholder letter that the Company issued on March 20, 2012, announcing Mr. Bolchoz’s appointment, are attached hereto as Exhibits 10.1, 99.1, and 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Employment Agreement dated March 20, 2012, between Coastal Carolina Bancshares, Inc., Coastal Carolina National Bank and Laurence Bolchoz

99.1	Press release dated March 20, 2012 to announce Laurence Bolchoz

99.2	Shareholder Letter dated March 20, 2012 to announce Laurence Bolchoz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL CAROLINA BANCSHARES, INC.

By:	/s/ Jeff A. Benjamin
Jeff A. Benjamin
Interim Chief Executive Officer

Dated: March 20, 2012